Exhibit 99.1

DIH Appoints Professor Nick Ward, M.D., to DIH Scientific Advisory Board

NORWELL, Mass., July 15, 2025 — DIH Holding US, Inc. (“DIH”)(NASDAQ:DHAI), a global provider of advanced robotic devices used in rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced the appointment of Professor Nick Ward, M.D. to its Scientific Advisory Board.

Nick Ward, M.D., is a Professor of Clinical Neurology and Neurorehabilitation at the Institute of Neurology at University College London and at the National Hospital for Neurology and Neurosurgery in London, UK. He is a distinguished clinical expert in upper limb neurorehabilitation, leading a first-of-its-kind dedicated high-intensity Upper Limb Neurorehabilitation programme, and investigates neurobiological mechanisms involved in the recovery of arm and hand functions.

The DIH Scientific Advisory Board (DIH SAB) is composed of leading scientists and clinicians with expertise across a range of technical and clinical disciplines relevant to DIH’s advanced rehabilitation solutions, the clinical environments where these solutions are applied, and the geographical regions where DIH products are sold. The SAB advises DIH on technical and scientific pursuits, offers insights into the latest trends in clinical and scientific communities, provides feedback on product development, and advises DIH on research plans and projects.

Dr. Bettina Studer Pastore, Global Head of Scientific and Clinical Affairs at DIH, stated: “We are honored to welcome Professor Nick Ward to the DIH Scientific Advisory Board. Nick’s exceptional clinical expertise in upper limb rehabilitation, his pioneering research and his unwavering commitment to high-intensity training and evidence-based rehabilitation make him an invaluable addition. As DIH continues to transform the standard of care in rehabilitation through advanced technologies, Nick’s guidance will play a pivotal in shaping our innovation and impact.”

Professor Ward commented on the appointment: “I’m delighted to be joining the DIH Scientific Advisory Board at this exciting time in neurorehabilitation. I hope to be able to bring some clinical experience to bear on the future of new approaches to support motor recovery after stroke.”

With the appointment of Professor Ward, the DIH Scientific Advisory Board now comprises nine distinguished members, further strengthening the company’s commitment to evidence-based innovation and clinical excellence in neurorehabilitation.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact
Greg Chodaczek
Investor.relations@dih.com